                                                                   EXHIBIT 10.11

                      CHANGE IN CONTROL SEVERANCE AGREEMENT

         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (this "Agreement") is made by and between Assurant, Inc. (the "Company") and Lesley Silvester (the "Executive"), and is effective as of the 1st day of January, 2005.

         The Executive's Multiplier (as defined in Section 1(f) below) is 3.

         The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide Executive with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN, THE PARTIES AGREE AS FOLLOWS:

1. Certain Definitions. Each of the following terms, when used in this Agreement, has the meaning set forth below:

         (a) "Agreement Term" means the period of time beginning on the date of this Agreement and ending on December 31, 2005, unless this Agreement has been previously terminated as provided in
                  Section 10(f). The Company may in its complete and sole discretion, at any time and from time to time, extend the Agreement Term by giving a written notice to the Executive; provided, however, that if an agreement has been executed by the Company or any of its affiliates that contemplates a transaction that will be a Change in Control when consummated, the Agreement Term will be automatically extended until the earlier of the date of such consummation or the termination of such agreement prior to any such consummation.

         (b)      "Change in Control" means any one of the following events:

                  (i) individuals who, on the date of this Agreement, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any individual becoming a director after the date of this Agreement and whose election or nomination for election was

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                           approved by a vote of at least a majority of the
                           Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

                  (ii) any Person becomes, after the date of this Agreement, a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of either (A) 30% or more of the then outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection 1(b)(ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (1) an acquisition directly from the Company; (2) an acquisition by the Company or a Subsidiary of the Company; (3) an acquisition by a Person who is on the date of this Agreement the beneficial owner, directly or indirectly, of 50% or more of the Company Common Stock or the Company Voting Securities; (4) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company; or (5) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection 1(b)(iii) below); or

                  (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition, directly or indirectly, of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition:
                           (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as

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                           the case may be, of the corporation resulting from
                           such Reorganization, Sale or Acquisition (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership immediately prior to such Reorganization, Sale or Acquisition of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be; and
                           (2) no Person (other than (A) the Company or any Subsidiary of the Company, (B) the Surviving Corporation or its ultimate parent corporation, or
                           (C) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 30% or more of the total common stock or 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (3) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition that satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a "Non-Qualifying Transaction"); or

                  (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

                  (v) Fortis acquires any additional Company Common Stock or Company Voting Securities without approval of the Assurant, Inc. board of directors.

                  For purposes of determining whether a Change in Control has occurred pursuant to Section 1(b)(iii), the assets of the Company shall not include any assets that the Company is required to maintain on its consolidated GAAP balance sheet that are the subject of reinsurance ceded to third parties and result in an approximate offsetting liability on such balance sheet.

         (c) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an affiliate of the Company, for the Executive, whether or not the Executive actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of the Executive, Disability means Permanent and Total Disability as defined in
                  Section 22(e)(3) of the Code. In the event of a dispute, the determination whether the Executive is

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                  Disabled will be made by the Board and may be supported by the advice of a physician competent in the area to which such Disability relates.

         (d) "Fortis" means Fortis SA/NV, a public company established as a societe anonyme/naamloze vennootschap under the laws of Belgium, and Fortis N.V., a public company established as a naamloze vennootschap under the laws of The Netherlands, and their affiliates other than the Company and its Subsidiaries.

         (e) "GAAP" means U.S. generally accepted accounting principles consistently applied.

         (f) "Multiplier" means the number set forth in the second paragraph of this Agreement; provided however, that if the Executive has, prior to the CIC Date, publicly announced his or her Retirement or voluntary termination of employment, the Multiplier will be a fraction with the numerator equal to the remaining whole or partial months between the Date of Termination of employment and the effective date of such announced Retirement or voluntary termination of employment, and with the denominator equal to 12, but in no event shall such fraction be equal to a number greater than the number set forth in the second paragraph of this Agreement.

         (g) "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

         (h) "Retirement" means retirement as defined in the Company's then-current tax qualified defined benefit pension plan, or if there is no such retirement plan, Retirement means voluntary termination of employment after age 55 with ten or more years of service, or after age 65 with five or more years of service.

         (i) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         (j) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (k) Each of the following terms is defined in the Section indicated:

      Term                                              Section
      ----                                              -------
Accounting Firm                                      8(b)
Accrued Obligations                                  4(a)(i)(A)(3)
Base Salary                                          4(a)(i)(A)(1)

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
Board                                                3rd Paragraph
Cause                                                3(b)
CIC Date                                             2
Code                                                 3(d)
Company Common Stock                                 1(b)(ii)
Company Voting Securities                            1(b)(ii)
Date of Termination                                  3(e)
Deferred Compensation                                4(g)
Disability Effective Date                            3(a)
Election Contest                                     1(b)(i)
Employer Affiliate                                   10(i)
Excise Tax                                           8(a)
Good Reason                                          3(c)
Gross-Up Payment                                     8(a)
Incumbent Directors                                  1(b)(i)
Non-Qualifying Transaction                           1(b)(iii)
Notice of Termination                                3(d)
Other Benefits                                       4(a)(iii)
Payment                                              8(a)
Post-CIC Period                                      2
Proxy Contest                                        1(b)(i)
Rabbi Trust                                          4(h)
Release                                              10(h)
Severance                                            4(a)(i)(B)
Surviving Corporation                                1(b)(iii)
Target Bonus                                         4(a)(i)(A)(2)
Underpayment                                         8(b)
Welfare Benefits                                     4(a)(ii)

2. Post-CIC Period. If the Executive is employed by the Company immediately prior to the first date during the Agreement Term on which a Change in Control occurs (the "CIC Date"), then the Executive's employment during the two-year period beginning on the CIC Date and ending on the second anniversary of such date (the "Post-CIC Period") shall be subject to all the terms and conditions of this Agreement, including, without limitation, the termination events described in
         Section 3 below.

3.       Termination of Employment During Post-CIC Period.

         (a) Death, Retirement or Disability. During the Post-CIC Period, the Executive's employment shall terminate automatically upon the Executive's death or Retirement. If the Company determines in good faith that the Disability of the Executive has occurred during the Post-CIC Period, the Company may, in its discretion, give the Executive a written notice in accordance with Section 10(b) of this Agreement of the Company's intention to terminate the Executive's employment. In such

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                  event, the Executive's employment with the Company shall
                  terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date").

         (b) Cause. The Company may terminate the Executive's employment during the Post-CIC Period with or without Cause. For purposes of this Agreement, "Cause" means either of the following circumstances:

                  (i) Failure to Perform. The willful and continued failure of the Executive to perform substantially the Executive's reasonably assigned duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or from the assignment to the Executive of duties that would constitute Good Reason under Section 3(c)), which failure continues for a period of at least 30 days after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company. Such written demand must specifically identify the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties; provided, however, that no failure to perform by the Executive after a Notice of Termination is given to the Company by the Executive shall constitute Cause for purposes of this Agreement.

                  (ii) Engaging in Illegal Conduct or Gross Misconduct. The willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

                  For purposes of this Section 3(b), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the

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                  conduct described in subparagraph (i) or (ii) above, and
                  specifying the particulars thereof in detail.

         (c)      Good Reason.

                  (i) The Executive's employment may be terminated by the Executive during the Post-CIC Period for Good Reason or for no reason. For purposes of this Agreement, "Good Reason" means any of the following circumstances:

                           (1) Diminution of Position. The assignment to the Executive of any duties materially inconsistent with the Executive's position immediately prior to the CIC Date (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive.

                           (2) Reduction of Compensation. Any material reduction in the aggregate value of the Executive's annual base salary, short-term cash bonus target amount, long-term incentive plan target amount, and Company-provided welfare benefits, all as in effect immediately prior to the CIC Date, , or any failure by the Company to pay any such amount to the Executive as earned by the Executive. An inadvertent failure by the Company to make any payment of compensation to the Executive that does not occur in bad faith and that is remedied by the Company promptly after the Company receives notice thereof from the Executive, is excluded from the definition of "Good Reason."

                           (3) Employment Location. The Company or an Affiliate requiring the Executive to be based at any location that is more than fifty (50) miles from the location at which the Executive is based immediately prior to the CIC Date.

                           (4) Other Termination. Any purported termination by the Company of the Executive's employment other than as expressly permitted by this Agreement.

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

                           (5) Breach by the Company. Any material breach by the Company of any provision of this Agreement, including, without limitation,
                                    Section 9(c).

                           Good Reason shall not include Executive's death or Disability. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. For purposes of this Section 3(c), any good faith determination of "Good Reason" made by Executive shall be conclusive.

                  (ii) Notwithstanding the foregoing, "Good Reason" shall not exist until after (1) the Executive has given the Company written notice of the applicable event not later than 30 days after the occurrence of such event, specifying in reasonable detail the circumstances of the event and stating the Executive's intent to terminate his or her employment if not remedied, and (2) the Company has not remedied such event within 30 days after receipt of such notice; provided, however, that if the specified event reasonably cannot be remedied within such 30-day period, the Company commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, and the remedy is effected within 60 days after the Company's receipt of the Executive's notice, then such event shall not constitute "Good Reason."

                  (iii) Notwithstanding the foregoing, "Good Reason" shall not exist if the Executive is offered employment with the Company or an affiliate thereof, or if the Executive is offered employment with the Surviving Corporation, and in either case such offer of employment includes a position, compensation and employment location that are consistent with the requirements of subsections 3(c)(i)(1), (2) and (3).

         (d) Notice of Termination. Any termination by the Company or by the Executive must be communicated by Notice of Termination to the other party, and must be given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that:

                  (i) indicates the specific termination provision in this Agreement relied upon, and

                  (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and

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

                  (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice, except as provided in
                           Section 3(c)(ii) above).

                  If a dispute exists concerning the provisions of this Agreement that apply to the Executive's termination of employment, the parties shall pursue the resolution of such dispute with reasonable diligence. Within five days of such a resolution, any party owing any payments pursuant to the provisions of this Agreement shall make all such payments together with interest accrued thereon at the rate provided in
                  Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Executive or the Company fails to set forth in a Notice of Termination any additional fact or circumstance that contributes to a showing of Good Reason or Cause, but otherwise delivers a Notice of Termination in accordance with this Agreement, such party will not be precluded from asserting the additional fact or circumstance in enforcing such party's rights hereunder.

         (e) Date of Termination. "Date of Termination" means whichever of the following is applicable:

                  (i) If the Company terminates the Executive's employment for Cause, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified in such Notice.

                  (ii) If the Company terminates the Executive's employment other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination or any later date specified in such notice.

                  (iii) If the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date.

                  (iv) If the Executive terminates his or her employment for Good Reason, the Date of Termination shall be in accordance with Section 3(c)(ii) of this Agreement.

4.       Obligations of the Company upon Termination.

         (a) Good Reason; Other Than for Cause or Disability. If, during the Post-CIC Period, the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his or her employment

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

                  for Good Reason, then in consideration of Executive's services rendered prior to such termination all of the following shall take place:

                  (i)      Cash Payments.

                           A. Current Compensation. The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of:

                                    (1)      the Executive's annual base salary
                                             as in effect immediately prior to
                                             the CIC Date ("Base Salary")
                                             through the Date of Termination to
                                             the extent not theretofore paid,

                                    (2)     the product of (x) the Executive's
                                            target annual bonus under the
                                            Company's short-term incentive bonus
                                            plan for the year in which the Date
                                            of Termination occurs (the "Target
                                            Bonus") and (y) a fraction, the
                                            numerator of which is the number of
                                            days in the current fiscal year of
                                            the Division through the Date of
                                            Termination, and the denominator of
                                            which is 365, and

                                    (3)     any accrued vacation pay to the
                                            extent not theretofore paid (the sum
                                            of the amounts described in clauses
                                            (1) and (2) immediately above and
                                            this clause (3) shall be hereinafter
                                            referred to as the "Accrued
                                            Obligations").

                           B. Severance. The Company shall pay to the Executive an amount of cash severance (the "Severance") in a lump sum within 30 days after the Date of Termination equal to the product of the Multiplier times the sum of
                                    (1) the Executive's Base Salary and (2) the
                                    Executive's Target Bonus.

                           (ii) Welfare Benefits. For 18 months after the Date of Termination, the Company shall continue to provide the same medical, dental, life and/or disability insurance coverages to the Executive and/or the Executive's dependents that the Company or the Surviving Corporation, as the case may be, provides generally during such 18-month period to its employees who hold positions similar to the position held by the Executive immediately prior to the Date of Termination (the "Welfare Benefits"). For those Welfare Benefits to which COBRA applies, the

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                                    Company will only be obligated to provide
                                    such Welfare Benefits through the
                                    Executive's making the elections permitted under COBRA. In order to receive the Welfare Benefits, the Executive shall pay the same amount therefor that he or she paid for such Welfare Benefits immediately prior to the Termination Date, and the Executive must make these elections and pay all required premiums on a timely basis. If the Executive becomes employed with another employer, including, without limitation, the Surviving Corporation, and

                                    (A)      the Executive is eligible to
                                             receive medical or dental insurance
                                             coverages under another employer
                                             provided plan, then the medical and
                                             dental insurance coverages provided
                                             by the Company pursuant to this
                                             subsection 4(a)(i) shall be
                                             secondary to the medical and dental
                                             insurance coverages, respectively,
                                             provided under such other plan to
                                             the Executive and/or the
                                             Executive's dependents during such
                                             applicable period of eligibility;
                                             and/or

                                    (B)      the Executive is eligible to
                                             receive life or disability
                                             insurance coverages under another
                                             employer provided plan, then the
                                             Company shall have no further
                                             obligation to provide the Executive
                                             and/or the Executive's dependents
                                             with life or disability insurance
                                             coverage.

                           The Company shall not be required to compensate the Executive for any taxes that the Executive may incur as a result of the provision of Welfare Benefits hereunder. If the Executive has prior to the CIC Date publicly announced his or her Retirement or voluntary termination of employment, the Executive will receive the Welfare Benefits under this subsection 4(a)(ii) only to the effective date of such announced Retirement or voluntary termination of employment.

                  (iii) Other Benefits Due at Date of Termination. To the extent not then already paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided through the Date of Termination, or which the Executive is eligible to receive through and after the Date of Termination, under any plan, program, policy or practice of, or contract or agreement with, the Company and its affiliated companies, including such plans that have change in control provisions in the plans (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); provided, however, that in no event shall the Executive be entitled to any benefits under any severance plan made available to other Company employees, it being the intent of the parties that the benefits to the Executive under this Agreement will be in lieu of any such other severance plan.

         (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Post-CIC Period, this Agreement shall terminate without further obligations to the Executive's legal representatives, other than for payment of Accrued Obligations and Deferred Compensation, and the timely payment or provision of Other Benefits. The Company shall pay all Accrued Obligations to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination, and shall pay all Deferred Compensation to the Executive's estate or beneficiary, as applicable, in accordance with the terms of the plan under which such compensation was deferred.

         (c) Retirement. If the Executive's employment is terminated by reason of the Executive's Retirement during the Post-CIC Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and Deferred Compensation, and the timely payment or provision of Other Benefits. The Company shall pay all Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and shall pay all Deferred Compensation to the Executive in accordance with the terms of the plan under which such compensation was deferred.

         (d) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Post-CIC Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and Deferred Compensation, and the timely payment or provision of Other Benefits. The Company shall pay all Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and shall pay all Deferred Compensation to the Executive in accordance with the terms of the plan under which such compensation was deferred.

         (e) Cause; Other than for Good Reason. If the Company terminates the Executive's employment for Cause during the Post-CIC Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his or her Base Salary through the Date of Termination, (y) any Deferred Compensation, and (z) Other Benefits, in each case to the extent not then already paid. If the

                  Executive voluntarily terminates employment during the Post-CIC Period (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations, Deferred Compensation and the timely payment or provision of Other Benefits. In either case described in this Section 4(e), the Company shall pay all Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and shall pay all Deferred Compensation to the Executive in accordance with the terms of the plan under which such compensation was deferred.

         (f) Outplacement Services. For a period not to exceed the number of months equal to one-half of the Multiplier, the Executive shall have the right to make full use of the Company's outplacement services to its officers upon termination of the Executive's employment, except in the event that the Executive's employment is terminated for Cause.

         (g) Deferred Compensation. Any compensation previously deferred by the Executive ("Deferred Compensation") shall be paid to the Executive in accordance with the terms of the plan under which it was deferred.

         (h) Funding of Certain Obligations. Not later than the CIC Date, regardless of whether the Executive's employment has then terminated or any termination of such employment has then been announced, the Company shall take all actions necessary or appropriate to establish and fund a "rabbi" trust (i.e., a trust based on the model trust contained in Revenue Procedure 92-64, and with a trustee selected by the Company, but that is independent of the Company) (hereafter the "Rabbi Trust") for the purpose of ensuring that the Executive will receive the Severance in accordance with the terms of this Agreement. The Rabbi Trust shall expressly provide that after the CIC Date occurs, the Rabbi Trust may be amended or revoked only with the prior written consent of the Executive. Without limiting the generality of the foregoing, on or before the CIC Date, the Company will deposit in the Rabbi Trust an amount of cash equal to the amount of the Severance to which the Executive would be entitled if his or her employment terminated on the CIC Date; provided, however, that if such amount deposited in the Rabbi Trust together with any interest or earnings thereon is determined later to be less than or more than the amount of the Severance, if any, that actually becomes due to the Executive hereunder, the Executive shall be entitled to the amount required by this Agreement and not the amount that is held in such trust. In the event that the Executive does not become entitled to the Severance, as determined by the trustee of the Rabbi Trust, the amount remaining in the Rabbi Trust shall be returned to the Company after the expiration of the Post-CIC Period. The Rabbi Trust shall be used solely for the purpose of holding deposits of funds for the potential Severance obligations to the

                  Executive hereunder, and other similar obligations to similarly situated employees of the Company.

5. Termination in Anticipation of a Change in Control. If (1) a Change in Control occurs during the Agreement Term, AND (2) within one year prior to the CIC Date the Executive's employment with the Company has been terminated either by the Company without Cause or by the Executive for Good Reason, then if the Executive can reasonably demonstrate that such termination of employment (i) was at the request of or with the express prior consent of a third party who has taken steps reasonably calculated to effect such Change in Control or (ii) otherwise arose in anticipation of such Change in Control, then all of the following shall take place:

         (a)      Section 2 of this Agreement shall not apply to the Executive;
                  Section 4 of this Agreement shall apply to the Executive as described in subsection (b) below; and all other provisions of this Agreement shall apply to the Executive in accordance with their terms.

         (b) The Company shall pay to the Executive the aggregate of all amounts described in Sections 4(a)(i) and 4(a)(iii) in a lump sum in cash within 30 days after the CIC Date, using as the Executive's Base Salary and Target Bonus his or her annual base salary and target short-term incentive bonus, respectively, as in effect immediately prior to the Date of Termination. The Company shall pay any Deferred Compensation to the Executive in accordance with the terms of the plan under which such compensation was deferred.

         (c) The Company shall provide to the Executive the Welfare Benefits as and for the time period described in Section 4(a)(ii), except that the Company shall reimburse the Executive for the cost of obtaining such Welfare Benefits between the Date of Termination and the CIC Date by paying to the Executive a lump sum in cash equal to the amount that the Executive paid to obtain such Welfare Benefits for such period less the amount that the Executive was paying to obtain such Welfare Benefits immediately prior to the Date of Termination. If the Executive has, prior to the CIC Date, publicly announced his or her Retirement or voluntary termination of employment, the Executive will receive the Welfare Benefits under this subsection 5(c) only to the effective date of such announced Retirement or voluntary termination of employment.

6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, except as explicitly provided herein, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7. No Company Set-Off; Legal Fees; Interest. Except as provided in Section 10(h), and except in the event that the Executive's employment is terminated for Cause, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur in good faith as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), provided such contest occurs after the CIC Date, plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

8.       Certain Additional Payments by the Company.

         (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by
                  Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm selected by the Executive and reasonably acceptable to the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is reasonably requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within 14 days after the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
                  Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment (or an additional Gross-Up Payment). Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

                  provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest (to the extent applicable to the Excise Tax and the Gross-Up Payment) and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         (e) Based on events occurring after the Change in Control, it may be necessary or appropriate to redetermine the amount of an excess parachute payment for a prior taxable year. Any such redetermination, including the assumptions to be used, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days after the receipt of notice from either party of changed circumstances that indicate that a redetermination may be necessary. Any redetermination by the Accounting Firm shall be binding upon the Company and the Executive. If such redetermination results in the availability of a refund from the Internal Revenue Service of amounts previously paid, the Executive shall promptly prepare and file any necessary tax return amendment or request for such refund. Upon receipt of such refund from the Internal Revenue Service, the Executive shall promptly pay such refund to the Company along with any Gross-Up Payments previously paid by the Company which related to the refunded amount, as determined by the Accounting Firm. The Company shall pay all fees and expenses of the Accounting Firm, and the Company shall reimburse the Executive for all reasonable fees and expenses incurred in preparing and filing any tax return amendment or request for tax refund necessitated by the redetermination.

9.       Successors.

         (a) This Agreement is personal to the Executive and arises from his or her current title, employment responsibilities and managerial reporting relationship. Without the prior written consent of the Company, this Agreement shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, be enforceable by and be binding upon the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of, be enforceable by and be binding upon the Company and its successors and assigns.

         (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10.      Miscellaneous.

         (a) Governing Law; Captions; Amendments. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) Notices. All notices and other communications made pursuant to this Agreement must be in writing and must be given by hand delivery, or by certified mail, return receipt requested, or by overnight courier, or by telecopy with a confirmation copy sent by either overnight courier or first-class mail, and addressed as follows:

                           If to the Executive:

                           Lesley Silvester

                           _____________________
                           _____________________

                           If to the Company:

                           Assurant, Inc.
                           One Chase Manhattan Plaza
                           41st Floor
                           New York, NY 10005
                           Attention: General Counsel

                  or to such other address as either party shall have furnished to the other in writing in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

         (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) Waiver. The failure of either party to insist upon strict compliance with any provision of this Agreement, or the failure of either party to assert any right such party may have under this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f)      "At Will" Employment; Termination of Agreement.

                  (i) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company and to the extent otherwise permitted under applicable law, the employment of the Executive by the Company is "at will" and the Executive's employment may be terminated by either the Executive or the Company at any time prior to the CIC Date. If the Executive's employment is terminated for any reason before the CIC Date, the Executive shall have no further rights under this Agreement, except as provided in Section 5.

                  (ii) Unless the Executive's employment is terminated, this Agreement may not be terminated by the Company during the Agreement Term and before the CIC Date. From and after the CIC Date, this Agreement may not be terminated by the Company. This Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

         (g) Nondisclosure. Without obtaining the Company's prior written consent, the Executive agrees that he or she will not disclose the existence or the terms of this Agreement to any Person, except for the Executive's advisors, beneficiaries and other Persons that need to know about the Agreement. The Executive agrees that no Person associated with the Company falls within such exception that would permit disclosure by the Executive.

         (h) Release. As a condition to the Company's obligation to pay the Severance pursuant to Section 4(a)(i)(B) above, the Executive must execute and deliver to the Company a release in substantially the form of EXHIBIT A hereto.

         (i) Employer Affiliate. Notwithstanding any indication in this Agreement that the Executive is employed directly by the Company, the parties acknowledge and agree that, on the date of this Agreement, the Executive is employed directly either by the Company or by an affiliate of the Company (the "Employer Affiliate"). The parties further agree that the provisions of this Agreement that provide for the Company to have rights or obligations or to take actions with respect to the Executive's employment shall be interpreted to mean that either the Company or the Employer Affiliate shall have such rights and obligations and may take such actions. The Company shall have the discretion to determine whether it or the Employer Affiliate shall exercise such rights, fulfill such obligations and take such actions, and, if the Company determines that an obligation will be fulfilled by the Employer Affiliate, the Company agrees to cause the Employer Affiliate to fulfill such obligations as if the Employer Affiliate were a party to this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf by its undersigned officer thereunto, duly authorized, all as of the day and year first above written.

                                    ASSURANT, INC.

                                    By:  /s/ J. Kerry Clayton
                                        _______________________________________
                                            J. Kerry Clayton
                                            President and CEO

                                    EXECUTIVE

                                     /s/ Lesley Silvester
                                    ___________________________________________
                                    Lesley Silvester

                                    EXHIBIT A

                                 Form of Release

         This Release (this "Release") is granted effective as of the ______ day of ___________________, ______, by ________________________ (the "Executive") in
favor of Assurant, Inc. (the "Company"). This is the Release referred to in that certain Change in Control Severance Agreement dated as of ________, 200___ by and between the Company and the Executive (the "CIC Agreement"). The Executive gives this Release in consideration of the Company's promises and covenants as recited in the CIC Agreement, with respect to which this Release is an integral part.

         1. Release of the Company. The Executive, for [himself] [herself], [his] [her] successors, assigns, attorneys, and all those entitled to assert [his] [her] rights, now and forever hereby releases and discharges the Company and its respective officers, directors, stockholders, trustees, employees, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys (the "Released Parties"), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney's fees and costs, or liabilities whatsoever, in law or in equity, which the Executive ever had or now has against the Released Parties, including any claims arising by reason of or in any way connected with any employment relationship which existed between the Company or any of its parents, subsidiaries, affiliates, or predecessors, and the Executive. It is understood and agreed that this Release is intended to cover all actions, causes of action, claims or demands for any damage, loss or injury, which may be traced either directly or indirectly to the aforesaid employment relationship, or the termination of that relationship, that the Executive has, had or purports to have, from the beginning of time to the date of this Release, whether known or unknown, that now exists, no matter how remotely they may be related to the aforesaid employment relationship including but not limited to claims for employment discrimination under federal or state law, except as provided in Paragraph 2; claims arising under Title VII of the Civil Rights Act, 42 U.S.C. Section 2000(e), et seq. or the Americans With Disabilities Act, 42 U.S.C. Section 12101 et seq.; claims for statutory or common law wrongful discharge, including any claims arising under the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.; claims for attorney's fees, expenses and costs; claims for defamation; claims for wages or vacation pay; claims for benefits, including any claims arising under the Employee Retirement Income Security Act, 29 U.S.C. Section 1001, et seq.; and provided, however, that nothing herein shall release the Company of its obligations to the Executive under the CIC Agreement or any other contractual obligations between the Company or its affiliates and the Executive, or any indemnification obligations to Executive under the Company's bylaws, certificate of incorporation, New York law or otherwise.

         2. Release of Claims Under Age Discrimination in Employment Act. Without limiting the generality of the foregoing, the Executive agrees that by executing this Release, [he] [she] has released and waived any and all claims [he] [she] has or may have as of the date of this Release for age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq. It is understood that the Executive is advised to consult with an attorney prior to executing this Release; that the Executive in fact has consulted a knowledgeable, competent attorney regarding this Release; that the Executive may, before executing this Release, consider this Release for a period of twenty-one (21) calendar days; and that the consideration the Executive receives for this Release is in addition to amounts to which the Executive was already entitled. It is further understood that this Release is not effective until seven (7) calendar days after the execution of this Release and that the Executive may revoke this Release within seven (7) calendar days from the date of execution hereof.

         The Executive agrees that [he] [she] has carefully read this Release and is signing it voluntarily. The Executive acknowledges that [he] [she] has had twenty one (21) days from receipt of this Release to review it prior to signing or that, if the Executive is signing this Release prior to the expiration of such 21-day period, the Executive is waiving [his] [her] right to review the Release for such full 21-day period prior to signing it. The Executive has the right to revoke this release within seven (7) days following the date of its execution by [him] [her]. However, if the Executive revokes this Release within such seven (7) day period, no severance benefit will be payable to the Executive under the CIC Agreement and the Executive shall return to the Company any such payment received prior to that date.

         THE EXECUTIVE HAS CAREFULLY READ THIS RELEASE AND ACKNOWLEDGES THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. THE EXECUTIVE ACKNOWLEDGES THAT [HE] [SHE] HAS HAD A FULL OPPORTUNITY TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF THE EXECUTIVE'S CHOOSING CONCERNING [HIS] [HER] EXECUTION OF THIS RELEASE AND THAT [HE] [SHE] IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL SUCH CLAIMS.

                                    ______________________________________
                                    Executive

                                    Date: ________________________________

                                     - 23 -